UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 17, 2020

Ritchie Bros. Auctioneers Incorporated

 (Exact Name of Registrant as Specified in Its Charter)

Canada	001-13425	98-0626225
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

9500 Glenlyon Parkway, Burnaby, British Columbia, Canada V5J0C6

(Address of principal executive offices) (Zip Code)

(778) 331-5500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares	RBA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On April 17, 2020, Ritchie Bros. Auctioneers Incorporated (the “Company”) announced that, in light of the evolving COVID-19 situation, it will host its Annual Meeting of Shareholders (the “2020 Annual Meeting”) on Tuesday, May 5, 2020, at 11 a.m. Pacific Daylight Time in a virtual meeting format only whereby shareholders may attend and participate in the 2020 Annual Meeting via live webcast. Shareholders will not be able to attend the 2020 Annual Meeting in person. The Company is ensuring necessary measures to protect the health and well-being of the Company’s employees and shareholders. The 2020 Annual Meeting will be held via live webcast only and will be available at http://www.virtualshareholdermeeting.com/rba2020.

As described in the proxy materials for the Annual Meeting, shareholders are able to participate if:

•	They were shareholders as of the close of business on March 12, 2020.
•	They hold a legal proxy for the 2020 Annual Meeting.

To be admitted to vote or ask questions at the 2020 Annual Meeting, enter the control number found on the proxy card, voting instructions form or the notice that was previously received. The Company is also making the virtual meeting available to the public to listen live. Anyone wishing to do so may go to the website listed above and enter as a guest.

A copy of the press release is filed as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	News release, dated April 17, 2020 issued by Ritchie Bros. Auctioneers Incorporated
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 17, 2020	Ritchie Bros. Auctioneers Incorporated

	By:	/s/ Darren Watt
Darren Watt
General Counsel & Corporate Secretary

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